As filed with the Securities and Exchange Commission on November 16, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MEREDITH CORPORATION
(Exact name of Registrant as specified in its charter)

Iowa	42-0410230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number.)

1716 Locust Street Des Moines, Iowa 50309 (515) 284-3000
(Address of Principal Executive Offices, including Zip Code and Telephone Number)

MEREDITH CORPORATION EMPLOYEE STOCK PURCHASE PLAN OF 2002
(Full Title of the Plan)

John S. Zieser Chief Development Officer/ General Counsel and Secretary Meredith Corporation 1716 Locust Street Des Moines, Iowa 50309 (515) 284-3000

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service

With copies to:
Thomas Murphy
Eric Orsic
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
(312) 372-2000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	500,000 shares	$31.07	$15,535,000	$2,119

(1)
Pursuant to Rule 416(a), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s Common Stock which may be issued if the anti-dilution provisions of the plan become operative.

(2)
Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant’s Common Stock on November 13, 2012 reported on the New York Stock Exchange.

MEREDITH CORPORATION

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and the Introductory Note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents By Reference.

The following documents, previously filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

(a)	The Annual Report of Meredith Corporation (the “Company”) on Form 10-K for the year ended June 30, 2012 (filed with the Commission on August 23, 2012);

(b)	The Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 (filed with the Commission on October 25, 2012);

(c)	The Current Report on Form 8-K filed with the Commission on November 13, 2012 (except for the information furnished under Item 7.01 thereof); and

(d)
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act with the Commission on June 16, 1987, including any subsequent amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.  Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Company under Items 2.02 or 7.01 of any Current Report on Form 8-K that the Company may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this registration statement.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.                 Description of Securities.

Not Applicable.

Item 5.                 Interests of Named Experts and Counsel.

The legality of the offered securities will be passed upon for the Company by John S. Zieser, Chief Development Officer/General Counsel and Secretary of the Company.  Mr. Zieser is a full-time employee and an officer of the Company and owns equity securities of the Company.

Item 6.                 Indemnification of Directors and Officers.

The Company is subject to the Iowa Business Corporation Act (the “Act”) which provides for or permits indemnification of directors and officers in certain situations. Unless limited by its Articles of Incorporation, indemnification is mandatory for a director or an officer (not an employee) who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because such person is or was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. In addition, unless the Articles of Incorporation provide otherwise, a director or officer may apply for limited court-ordered indemnification if certain standards are met.

The Act by its terms expressly permits indemnification where a director, officer, employee or agent in good faith and in a manner such person reasonably believed to be in (if acting in its official capacity), or not opposed to, the corporation’s best interests, and, in a criminal action, if such person had no reasonable cause to believe that his or her conduct was unlawful. No indemnification is permitted in connection with a proceeding by or in the right of a corporation in which the person was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in an official capacity, in which the person was adjudged liable on the basis that personal benefit was improperly received.

The Act also permits advancement of expenses to a director, officer, employee or agent upon (1) receipt of an undertaking by such to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation; (2) the person furnishes the corporation a written affirmation of the person’s good faith belief he or she has met the applicable standard of conduct; or (3) determination is made that the facts then known to those making the determination would not preclude indemnification.

Generally, the above provisions of the Act are permissive in nature. The only indemnification requirement imposed by the Act is that, unless limited by its Articles of Incorporation, a corporation must indemnify a director or officer against reasonable expenses incurred in connection with the wholly successful defense of a proceeding.

The Act specifically provides that, subject to certain limitations, its terms shall not be deemed exclusive of any other right to indemnification to which a director or officer may be entitled under a corporation’s Articles of Incorporation or Bylaws, or any agreement, vote of shareholders or disinterested directors, or otherwise. However, indemnification cannot be provided in the case of (1) breach of the director’s duty of loyalty to the corporation or shareholders; (2) an act or omission not in good faith; (3) any intentional misconduct; (4) a knowing violation of the law; (5) a transaction from which the person seeking indemnification derives an improper personal benefit; (6) liability for certain unlawful distributions; or (7) the person being adjudged liable to the corporation in a proceeding by or in the right of the corporation. Indemnification by or in the right of the corporation is limited to reasonable expenses in connection with the proceeding.

Article Twelve of the Bylaws of the Company provides that the Company shall indemnify its directors and officers to the fullest extent permitted by Iowa law and advance the expenses of directors, officers and employees incurred in defending any related proceeding upon receipt by the Company of an undertaking, by or on behalf of such director, officer or employee to repay all amounts advanced if it shall ultimately be determined that the director, officer or employee is not entitled to be indemnified.

The Company maintains directors and officers liability insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

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Item 7.                 Exemption from Registration Claimed.

Not Applicable.

Item 8.                 Exhibits.

Exhibit	Description

4.1
Restated Articles of Incorporation, as amended, of Meredith Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2003 (filed with the Commission on February 10, 2004)).

4.2
Bylaws of Meredith Corporation, effective August 11, 2004 (incorporated by reference to Exhibit 3.2 to the Company’s Yearly Report on Form 10-K for the year ended June 30, 2004 (filed with the Commission on September 13, 2004)).

5.1	Opinion of John S. Zieser.

23.1	Consent of John S. Zieser (contained in his opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included as part of signature page).

99.1
Meredith Corporation Employee Stock Purchase Plan of 2002, as amended (incorporated by reference to Exhibit 99.1 of the Company’s Current Report of Form 8-K filed with the Commission on November 13, 2012).

Item 9.                 Undertakings.

A.	The Company hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

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(2)
That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on November 16, 2012.

MEREDITH CORPORATION

By: /s/ John S. Zieser
John S. Zieser
Chief Development Officer/
General Counsel and Secretary
POWER OF ATTORNEY

We, the undersigned officers and directors of Meredith Corporation, hereby severally constitute John S. Zieser and Norbert Kaut, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Meredith Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2012.

/s/ Joseph Ceryanec	/s/ Stephen M. Lacy
Joseph Ceryanec, Vice President – Chief Financial Officer (Principal Financial and Accounting Officer)	Stephen M. Lacy, Chairman of the Board, President, Chief Executive Officer, and Director (Principal Executive Officer)

/s/ D. Mell Meredith Frazier	/s/ Mary Sue Coleman
D. Mell Meredith Frazier, Vice Chairman of the Board and Director	Mary Sue Coleman, Director

/s/ James R. Craigie	/s/ Frederick B. Henry
James R. Craigie, Director	Frederick B. Henry, Director

/s/ Joel W. Johnson	/s/ Philip A. Marineau
Joel W. Johnson, Director	Philip A. Marineau, Director

/s/ Elizabeth E. Tallet	/s/ Donald C. Berg
Elizabeth E. Tallet, Director	Donald C. Berg, Director

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INDEX TO EXHIBITS

Exhibit	Description

4.1
Restated Articles of Incorporation, as amended, of Meredith Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2003 (filed with the Commission on February 10, 2004)).

4.2
Bylaws of Meredith Corporation, effective August 11, 2004 (incorporated by reference to Exhibit 3.2 to the Company’s Yearly Report on Form 10-K for the year ended June 30, 2004 (filed with the Commission on September 13, 2004)).

5.1	Opinion of John S. Zieser.

23.1	Consent of John S. Zieser (contained in his opinion filed as Exhibit 5.1 to this Registration Statement).

23.2	Consent of KPMG LLP.

24.1	Powers of Attorney (included as part of signature page).

99.1
Meredith Corporation Employee Stock Purchase Plan of 2002, as amended (incorporated by reference to Exhibit 99.1 of the Company’s Current Report of Form 8-K filed with the Commission on November 13, 2012).